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                                 EXHIBIT 99.3
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                        CONSENT OF OWEN O. FREEMAN, JR.


     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him in the Joint Proxy Statement/Prospectus of Susquehanna Bancshares, Inc. and First Capitol Bank, which is part of Registration Statement No. 333-58373 on Form S-4 of Susquehanna Bancshares, Inc., with respect to his being appointed as a director of Susquehanna Bancshares, Inc. under the circumstances described therein, and to the incorporation by reference in this Registration Statement of Susquehanna Bancshares, Inc. on Form S-4 pursuant to Rule 462(b).

     I further consent to the incorporation by reference of this consent into an additional Registration Statement on Form S-4 pursuant to Rule 462(b) in connection with the registration of additional shares of Susquehanna Bancshares, Inc. Common Stock, if any, in accordance with Schedule 1.2 of the First Capitol Merger Agreement.


                                      /s/ Owen O. Freeman, Jr.


     December 14, 1998                Owen O. Freeman, Jr.